Exhibit 21.1

Present Subsidiaries

Entity Name:	State or Jurisdiction Of Incorporation	Percentage of Voting Securities Owned
Teradyne Benelux, Inc. (Ltd.)	Delaware	100%

Teradyne Canada Limited	Canada	100%

Teradyne Connection Systems de Mexico, S.A. de C.V.	Mexico	100%

Teradyne Connection Systems SDN BHD	Malaysia	100%

Teradyne (Shanghai) Co., Ltd	Peoples Republic of China	100%

Teradyne de Costa Rica S.A.	Costa Rica	100%

Teradyne Diagnostic Solutions Ltd	United Kingdom	100%

Teradyne Diagnostic Solutions Inc	Delaware	100%*

Teradyne Diagnostic Solutions GmbH	Germany	100%*

Teradyne Diagnostic Solutions S.A.S.	France	100%*

Teradyne GmbH	Germany	100%

Teradyne Holdings Limited	United Kingdom	100%

Teradyne Limited	United Kingdom	100%*

Teradyne Assembly Holdings Ltd.	United Kingdom	100%

Teradyne Assembly Limited	United Kingdom	100%*

Aegis Properties Limited	United Kingdom	100%*

Teradyne Hong Kong, Ltd	Delaware	100%

Teradyne International, Ltd	Barbados	100%

Teradyne Ireland Limited	Ireland	100%

Teradyne Italia SrL	Italy	100%

Teradyne Japan, Ltd	Delaware	100%

Teradyne KK	Japan	100%*

Teradyne Singapore, Ltd.	Singapore	100%

Teradyne Korea, Ltd	Delaware	100%

Teradyne Malaysia, Ltd	Delaware	100%

Teradyne de Mexico, SA de CV	Mexico	100%

Teradyne Netherlands, Ltd	Delaware	100%

Teradyne Philippines Limited	Delaware	100%

Teradyne Realty, Inc	Massachusetts	100%

Teradyne SAS	France	100%

Teradyne Scandinavia, Inc	Delaware	100%

Teradyne Singapore, Ltd	Delaware	100%

Teradyne Spain, Inc	Delaware	100%

Teradyne Taiwan, Ltd	Delaware	100%

Teradyne Thailand Ltd	Delaware	100%

GenRad, Inc.	Massachusetts	100%

GenRad AB	Sweden	100%*

GenRad SA	France	100%*

GenRad Holdings Limited	United Kingdom	100%*

GenRad Europe Limited	United Kingdom	100%*

Mitron Europe Limited	United Kingdom	100%*

Mastertech Automotive Ltd.	United Kingdom	100%*

Motor Industry Services Ltd	United Kingdom	100%*

Herco Technology Corp.	California	100%

Perception Laminates, Inc.	California	100%

TCMS, Inc.	Delaware	100%

1000 Washington, Inc	Massachusetts	100%

* Indirect subsidiaries whose voting securities are 100% controlled by Teradyne, Inc.